Exhibit 10.29

EMPLOYEE CONFIDENTIALITY, NON-SOLICITATION AND INVENTIONS
AGREEMENT

I, the undersigned employee, in consideration of my continued employment by El Pollo Loco, Inc. (the "Company"), and the compensation I receive from the Company, agree as follows:
I. PROPRIETARY INFORMATION.
A.    Confidentiality Restrictions. I acknowledge and recognize that in the course of performing services for the Company, I have had and will continue to have access to certain confidential and proprietary information of the Company that is extremely valuable to the Company and is not known to the general public. Accordingly, I agree that I will not at any time (whether during or after my employment with the Company) disclose or use for my own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company (“Company Confidential Information”); provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of my breach of this covenant; provided further that the foregoing shall not apply when I am required to divulge, disclose or make accessible such information by a court of competent jurisdiction or an individual duly appointed thereby, by any administrative body or legislative body (including a committee thereof) having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order me to divulge, disclose or make accessible such information.
B.    Return of Company Materials and Confidential Information. I agree that upon termination of my employment with the Company for any reason, I will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates and/or containing any Company Confidential Information. I further agree that I will not retain or use for my account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.
C.    Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I understand and agree that such information is the sole property of such third parties and that I must, both during the term of my employment and thereafter, hold all such confidential third party information in the strictest confidence and not disclose it to any person or entity, except as necessary in carrying out my duties and responsibilities for the Company, or to use for the benefit of anyone other than for the Company or such third party, consistent with the Company's agreement with such third party, without the express written authorization of the Company and the governing body of such third party.
D.    Prior Actions and Knowledge. I represent and warrant that from the time of my first contact or communication with the Company, I have held in strict confidence all Company Confidential Information and have not disclosed any Company Confidential Information to anyone outside of the Company, or used, copied, published or summarized any Company Confidential Information except to the extent necessary to carry out my duties and responsibilities as an employee of the Company.
E.    Defend Trade Secrets Act.  Pursuant to section 7 of the Defend Trade Secrets Act of 2016 (which added 18 U.S.C. § 1833(b)), I acknowledge that I shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding as described in 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets expressly allowed by such section.
F.    Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or may become involved during the term of my employment, nor will I engage in any other business activities, whether or not for compensation, that conflict with my obligations to the Company.
G.     Non-Interference/Non-Solicitation.

1.
I agree that during the term of employment and until the first anniversary of the date of termination of my employment with the Company or any subsidiary of the Company, as the case may be (the “Restricted Period”), I will not directly or indirectly, use any Company Confidential Information to interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its affiliates and customers, suppliers, partners, members or investors of the Company or its affiliates.

2.
I further agree that during the Restricted Period, I will not, directly or indirectly, (i) solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its affiliates, or (ii) solicit or encourage to cease to work with the Company or its affiliates any consultant then under contract with the Company or its affiliates; provided, however, that general advertising not directed specifically at employees of the Company or any affiliate shall not be deemed to violate this Section.

3.
It is expressly understood and agreed that although the Company and I consider the restrictions contained in this Section I.H to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that any restriction contained in this Agreement is an unenforceable restriction against me, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

II. CREATIVE WORKS.
A.    Defined; Statutory Notice. I understand that during the term of my employment, there have been and are certain restrictions on my development of programming, ideas and creative works, referred to in this Agreement as "Creative Works." The term Creative Works means all original works of authorship, ideas, processes, trademarks, service marks, inventions, designs, discoveries and copyrights, relating to any existing or planned service or product of the Company and all improvements, derivative works, rights and claims related to the foregoing that are conceived, developed, or reduced to practice by me alone or with others, except to the extent that, to the extent applicable, California Labor Code Section 2870 lawfully prohibits the assignment of these rights. California Labor Code Section 2870 provides:
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or
(2)    Result from any work performed by the employee for the employer.
B.    Works For Hire. I expressly acknowledge that all copyrightable aspects of the Creative Works are to be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be the "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by the Company as of its creation, and I hereby expressly disclaim any and all interest in any of such copyrightable works and waive any right of droit morale or similar rights. If for any reason any aspect of the Creative Works is determined at any time not to be a "work made for hire," I hereby assign to the Company or its designee my entire right, title and interest in such Creative Works as set forth in the previous paragraph, including all copyrights, as well as all renewals and extensions thereto.
C.    Disclosure. I agree to maintain adequate and current written records of the development of all Creative Works and to disclose promptly to the Company all Creative Works and relevant records, which records will remain the sole property of the Company. I further agree that all information and records pertaining to any original work of authorship, idea, process, trademark, service mark, invention, design, discovery, copyrights, derivative works or any improvements thereof that might reasonably be construed to be a Creative Work, which is conceived, developed or reduced to practice by me (alone or with others) during my employment, shall be promptly disclosed to the Company. Any disclosure pursuant to this paragraph will be received by the Company in confidence so that the Company may examine such information to determine if in fact it constitutes Creative Works subject to this Agreement.
D.    Assignment. I agree to assign, and do hereby assign, to the Company, without further consideration, all right, title and interest that I may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Creative Work, which shall be the sole property of the Company, whether or not copyrightable. In the event any Creative Work shall be deemed by the Company to be copyrightable or otherwise registrable, I will assist the Company (at its expense) in obtaining all applicable registrations, and I will execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain the applicable registrations and to vest the Company with full title to them. My obligation to assist the Company in enforcing copyrights, registrations or other rights for such creations in any and all countries, shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for the time actually spent by me at the Company's request for such assistance. Should the Company be unable to secure my signature on any document necessary to apply for or enforce any copyright or other right or protection relating to any Creative Works, whether due to my mental or physical incapacity or any other cause, I irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf, to execute and file any such document and to do all other lawfully permitted acts to further the issuance and enforcement of copyrights or other rights of protections with the same force and effect as if executed and delivered by me.
E.    Exclusions. Except as disclosed in Exhibit A, there are no original works of authorship, ideas, processes, trademarks, service marks, inventions, designs, discoveries, copyrights, derivative works or improvements to the foregoing made by me prior to my employment with the Company that I wish to exclude from this Agreement. If nothing is listed in Exhibit A, I represent that I have no such creations or improvements at the time of signing this Agreement. I am not aware of any existing contract in conflict with this Agreement.
F.    Post-Termination Period. I acknowledge that because of the difficulty of establishing when any idea, original work of authorship, process, invention, etc., is first conceived or developed by me, or whether it results from access to Company Confidential Information or the Company's equipment, facilities and data, I agree that any original work of authorship, idea, process, trademark, service mark, invention, design, discovery, copyright, derivative work or improvement, rights or claims related to the foregoing shall be presumed to be a Creative Work if it relates to any existing or planned service or product of the Company, and if it is conceived, developed, used, sold, exploited or reduced to practice by me or with my aid within six months after my termination of employment with the Company. I can rebut the above presumption if I can prove that the original work of authorship, idea, process, etc. is not a Creative Work as defined in paragraph II(A).
G.    California Labor Code. I understand that nothing in the Agreement is intended to expand the scope of protection provided me by Sections 2870 through 2872 of the California Labor Code.
III. CONTRACTS.
I understand that the Company has entered or may enter into contracts with third parties under which certain intellectual property rights will be required to be protected, assigned, licensed or otherwise transferred, and I hereby agree to execute such other documents and agreements as necessary to enable the Company to meet its obligations under those contracts.
IV. REMEDIES.
I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the California Uniform Trade Secrets Act, the Defend Trade Secrets Act of 2016 or any other relevant state or federal law. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm, the amount of which may be extremely difficult to estimate, thus, making any right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the Company deems appropriate. Therefore, in addition to any other remedies that may be available to the Company under this Agreement or otherwise, the Company shall be entitled to obtain temporary restraining orders, preliminary and permanent injunctions and/or other equitable relief to specifically enforce its rights under this Agreement, or enjoin any breach of this Agreement, or to restrain me from engaging in any conduct that would constitute a breach of this Agreement, all without the need to post a bond or other security and without the need to demonstrate special damages. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including, without limitation, the recovery of damages.
V. MISCELLANEOUS PROVISIONS.
A.    Assignment/Successors and Assigns. I agree that the Company may assign to another person or entity any of its rights under this Agreement. This Agreement shall be binding upon me and my heirs, executors, administrators and successors, and shall inure to the benefit of the Company's successors and assigns.
B.    Employment At-Will. I acknowledge that nothing herein alters the at-will nature of my employment with the Company, which may be terminated at any time, either by me or by the Company, for any reason or no reason. Nothing in this Agreement is meant to or shall be argued to imply any promise of continued service or use of service for any length of time.
C.    Governing Law; Severability. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles thereof. If any provision of this Agreement, or application thereof to any person, place or circumstances, shall be held by a court to be invalid, unenforceable or void, such provision shall be deemed to be modified to the extent possible to give effect to the intent of the language while still remaining enforceable under applicable law, and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.
D.    Entire Agreement. The terms of this Agreement, together with the relevant portions of the Company's Code of Business Conduct and Ethics, are the final expression of my agreement with respect to all subjects herein and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement. This Agreement can only be modified in a writing signed by me and an authorized representative of the Company.
E.    No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON EXHIBIT A TO THIS AGREEMENT ANY ORIGINAL WORKS OF AUTHORSHIP, IDEAS, PROCESSES, TRADEMARKS, SERVICE MARKS, INVENTIONS, DESIGNS, DISCOVERIES, COPYRIGHTS, DERIVATIVE WORKS OR IMPROVEMENTS TO ANY OF THE FOREGOING MADE BY ME PRIOR TO MY EMPLOYMENT WITH THE COMPANY THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.
Date:     5/18/17                    /s/ Gustavo Siade
Name: Gustavo Siade
Title: Sr. Vice President

EXHIBIT A
EMPLOYEE'S DISCLOSURE

Prior Creative Works. Except as set forth below, there are no original works of authorship, ideas, processes, trademarks, service marks, inventions, designs, discoveries, copyrights, derivative works or improvements to the foregoing made by me prior to my employment with the Company that I wish to exclude from the operation of this Agreement:

Date:     5/18/17                    /s/ Gustavo Siade
Name: Gustavo Siade
Title: Sr. Vice President